                                 EXHIBIT 10.26


                         STRATEGIC ALLIANCE AGREEMENT

                         STRATEGIC ALLIANCE AGREEMENT

          This STRATEGIC ALLIANCE AGREEMENT (this "Agreement"), dated as of September 26, 1997, by and between TurboChef, Inc., a Delaware corporation ("TurboChef"), and Maytag Corporation, a Delaware corporation ("Maytag"),

          WHEREAS, TurboChef has expertise in the development of innovative cooking and other related technologies (the "TurboChef Technologies") and desires to participate with Maytag in the commercialization of residential and commercial appliances and vending equipment utilizing the TurboChef Technologies, and

          WHEREAS, Maytag has expertise in manufacturing, market development and sales of residential and commercial appliances and vending equipment for which the TurboChef Technologies may offer significant advancement and market place opportunities,

          NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, TurboChef and Maytag agree as follows:


                                   ARTICLE I
                        FORMATION OF STRATEGIC ALLIANCE

          Section 1.1.  The Alliance; Projects.  The parties, by this Agreement,
                        ----------------------
form a Strategic Alliance (the "Alliance") to cooperate in the development and commercialization of highly innovative products based on leading edge technologies in the areas of heat transfer, thermodynamics and controls pursuant to the terms and conditions set out below. The Alliance will by mutual agreement develop and implement specific projects, the first of which is the XXXXXX, an agreement between TurboChef and Maytag being appended to this Agreement as Schedule No. 1 and made a part hereof. The terms of this Agreement shall apply to the XXXXX and to all other Project agreements which are appended to this Agreement pursuant to Section 1.2, unless otherwise provided in the related Schedules hereto.

          It is contemplated that, during the term of this Agreement, Maytag and TurboChef, or their respective subsidiaries and affiliates, may discover or develop new product concepts or applications (in addition to the XXXX) which could utilize the TurboChef Technologies in conjunction with the Maytag expertise. If either Maytag or TurboChef, or their respective subsidiaries or affiliates, propose a significant concept or application of this type ("New Development"), and if it intends to utilize engineering, marketing research, distribution or product development services in relation thereto from third party sources, it shall first give written notice thereof to the other party by presenting a specific written project proposal relating thereto to the other party setting forth in reasonable detail the scope of the proposed project. Neither party is required to

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enter into a specific project agreement with the other party with respect to any
New Development.

          The party receiving such notice shall have a reasonable time to evaluate and respond thereto, provided that if the receiving party shall elect not to proceed or does not respond in a reasonable time, the presenting party, upon written notice to the receiving party, shall have the right to develop the same unilaterally and the receiving party shall have no interest therein.

          It is agreed and understood that, except as specifically provided herein, nothing herein shall

          (i) require Maytag or TurboChef to give notice to the other of any business to be acquired by it by means of a merger, consolidation, purchase of securities or assets or otherwise; or require Maytag or TurboChef to permit the other to have access to any proprietary information used in any such business; or

          (ii) require either party to give access to the ongoing research and development and planning conducted by such party or its subsidiaries and affiliates.

          Section 1.2.  Additional Projects.  The duties and responsibilities of
                        -------------------
each party with regard to each project

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hereunder (a "Project") shall be specified in the Schedule relating thereto. The parties acknowledge that it will be necessary to negotiate and enter into definitive agreements with regard to each Project in areas such as treatment of intellectual property, marketing, allocation of costs, task responsibility and other matters. The parties agree to negotiate in good faith to reach mutually satisfactory agreements as necessary to facilitate each Project.

          Section 1.3.  Mutual Responsibilities.  Each of Maytag and TurboChef
                        -----------------------
agree that it will:

          (a) facilitate and participate in the exploration and prioritization of New Developments involving Maytag's residential and commercial appliances and vending equipment, provided that such activities shall not impede the efforts required by each party to complete the XXXX and any other then existing Projects;

          (b) provide adequate staffing to explore and prioritize New Developments in Maytag's residential and commercial appliances and vending equipment, provided that such staffing shall not impede the efforts required to complete the XXXX and any other then existing Projects; and

          (c) provide access to the research, intellectual property, facilities and personnel necessary to evaluate New Developments.

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          Section 1.4.  Commercialization Agreements.  Maytag and TurboChef
                        ----------------------------
agree that should any Project result in the development of any product for which a significant commercial market exists, they shall each, in good faith, negotiate and enter into agreements (each a "Commercialization Agreement") providing for the design, manufacture and distribution of such products for the exclusive benefits of the parties hereto, specifying the method and source of such manufacture, the channels of distribution to be employed, the reimbursement of costs, pricing, the allocation and distribution of profits and losses and other relevant considerations, including royalties.

          Section 1.5.  Termination.  (a)  this Agreement shall not be
                        -----------
terminable prior to 180 days from the date of this agreement except

          (i) at the election of Maytag, upon the material breach of this Agreement by TurboChef and the failure of TurboChef to cure such breach within 30 days after receipt of written notice from Maytag requesting such breach be cured; or

          (ii) at the election of TurboChef, upon the material breach of this Agreement by Maytag, and the failure of Maytag to cure such breach within 30 days after receipt of written notice from TurboChef requesting such breach be cured.

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          (b)  after 180 days from the date of this Agreement, this Agreement shall be terminable by either party for any reason (including a material breach of this Agreement by the other party) on 30 days advance written notice by either party.

          (c) for the purpose of this Agreement, the term "material breach" shall mean (i) for the period from the date of this Agreement until the 180th day thereafter, (w) any failure to perform the requirements of Sections 1.3, 2.1, 2.2, 2.3, 2.5(a), 2.6 and 2.7 or (x) the fact, if true, that the TurboChef registration statement referred to in Section 2.3 is not declared effective by the Securities and Exchange Commission on or before such 180th day; and (ii) after such 180th day shall mean (y) any failure to perform the requirements of
Section 2.5 applicable after such 180th day or of Section 2.6 or (z) the terms and conditions of the registration rights agreement referred to in Section 2.3.

          No such termination shall have any effect on any Commercialization Agreement in effect on the date of such termination. Termination pursuant to subsection (a) above, or termination pursuant to subsection (b) above on account of a material breach, shall (a) have the effects specified in Sections 2.4 and 3.8; and (b) any Project then underway shall be completed in accordance with the related Project agreement unless the parties otherwise agree in writing. Termination hereunder shall be without prejudice to any rights or remedies either party may

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have with respect to the other party's breach of any provision of this
Agreement.

                                  ARTICLE II
                              STOCK ACQUISITIONS

          Section 2.1.  Issuance of TurboChef Common Stock. Within 15 days of
                        ----------------------------------
the date of this Agreement:

          (a) TurboChef is issuing and selling to Maytag, and Maytag is purchasing from TurboChef, that number of whole shares of Common Stock, par value $.01 per share, of TurboChef (the "TurboChef Common Stock"), determined in accordance with subsection (d) of this Section 2.1 (such shares of TurboChef Common Stock, together with any TurboChef Common Stock issued with respect thereto as a stock dividend or stock split, being referred to herein as the "Acquired TurboChef Common Stock") for the purchase price of $10,000,000 (the "Purchase Price");

          (b) TurboChef is instructing its transfer agent to deliver to Maytag a certificate, registered in the name of Maytag, representing the Acquired TurboChef Common Stock, such certificate to bear the following legend:

          "The securities represented by this certificate were issued in a transaction exempt from registration under the Securities Act of 1933. No transfer of such securities may be made on the books of the Company unless accompanied by an opinion of counsel, satisfactory to the Company, that such transfer may be effected without registration under the Securities Act of 1933 or that such securities have been so registered under a registration statement which is in effect at the date of such transfer.

          The sale, assignment, pledge, encumbrance or other transfer of the securities represented by this certificate is subject to the provisions of an agreement, dated as of September 26, 1997, between the Company and Maytag Corporation, a copy of which is on file at the principal executive office of the Company."; and


          (c) Maytag is delivering $10,000,000, by wire transfer to an account designated by TurboChef, in payment of the Purchase Price.

          (d) The number of shares of TurboChef Common Stock which shall constitute the Acquired TurboChef Common Stock on the date hereof shall be determined by multiplying the number of shares of Acquired Maytag Common Stock (as such term is defined in Section 2.2) by a ratio, the numerator of which is the Maytag VWAP and the denominator of which is the TurboChef VWAP. The "Maytag VWAP" is the volume weighted average price per share of the Maytag Common Stock as reported on the New York Stock Exchange over the two trading days immediately prior to the date of this Agreement. The "TurboChef VWAP" is the volume weighted average price per share of the TurboChef Common Stock reported by NASDAQ over the two trading days immediately prior to the date of this Agreement.

          Section 2.2.   Purchase of Maytag Common Stock. Concurrently with the
                         -------------------------------
execution and delivery of this Agreement:

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          (a) TurboChef is placing an order with Lehman Brothers (the "Broker")
for the purchase on the New York Stock Exchange of that number of whole shares of Common Stock, par value $1.25 per share (the "Maytag Common Stock"), of Maytag purchaseable in the ordinary course for an aggregate of $10,000,000 (such shares of Maytag Common Stock, together with any Maytag Common Stock issued with respect thereto as a stock dividend or stock split, being referred to herein as the "Acquired Maytag Common Stock").

          (b) TurboChef is instructing the Broker to instruct the transfer agent for Maytag Common Stock, and Maytag is instructing the transfer agent for Maytag Common Stock, to include the following legend on the certificates representing the Acquired Maytag Common Stock:

          "The sale, assignment, pledge, encumbrance or other transfer of the securities represented by this certificate is subject to the provisions of an agreement, dated as of September 26, 1997, between the Company and TurboChef, Inc., a copy of which is on file at the principal executive office of the Company."


          Section 2.3.  Registration of TurboChef Common Stock. TurboChef agrees
                        --------------------------------------
to take all steps reasonably necessary to cause the Acquired TurboChef Common Stock to be registered in accordance with Section 5 of the Securities Act of 1933, as amended (the "Act"), in order that any sale of the Acquired TurboChef Common Stock by Maytag shall be in accordance with the Act. TurboChef agrees to file a registration statement covering the Acquired TurboChef Common Stock under the Act on or before November 26, 1997 and to use its best efforts to cause the Securities and Exchange Commission to declare such registration statement effective under the Act no later than the 180th day after the date of this Agreement. TurboChef shall, no later than 30 days after the date of this Agreement, have executed and delivered to Maytag a registration rights agreement, in form and substance reasonably satisfactory to Maytag and TurboChef, containing customary terms with regard to such registration, including, without limitation, mutual indemnification.

          Section 2.4.  Effect of Termination under Section 1.5 for Material
                        ----------------------------------------------------
Breach.  (a)  In the event that this Agreement is terminated by Maytag pursuant
------
to Section 1.5 on account of a material breach by TurboChef, Maytag shall have the right (i) to retain the Acquired TurboChef Common Stock with the right to dispose of the same subject only to Section 2.5(e) of this Agreement; or (ii) upon 20 days advance written notice to TurboChef given within three days after the date of such termination, to require TurboChef to transfer and assign to Maytag all of the Acquired Maytag Common Stock then owned by TurboChef (but not pledged) and transfer and assign a proportionate number of shares of the Acquired TurboChef Common Stock to TurboChef, such proportion to be based upon the ratio of the Acquired Maytag Common Stock then owned by TurboChef (but not pledged) to the total number of shares of Acquired Maytag Common Stock acquired by TurboChef hereunder.

          (b) In the event that this Agreement is terminated by TurboChef pursuant to Section 1.5 on account of a material breach by Maytag, TurboChef shall have the right (i) to retain the Acquired Maytag Common Stock with the rights to dispose of the same subject only to Section 2.5(e) of this Agreement; or (ii) upon 20 days advance written notice to Maytag given within three days after the date of such termination, to require Maytag to transfer and assign to TurboChef all of the Acquired TurboChef Common Stock then owned by Maytag and transfer and assign a proportionate number of shares of the Acquired Maytag Common Stock to Maytag, such proportion to be based upon the ratio of the Acquired TurboChef Common Stock then owned by Maytag to the total number of shares of Acquired TurboChef Common Stock acquired by Maytag hereunder.

          Section 2.5.  Restrictions on Transfer.  (a)  Except as provided in
                        ------------------------
Section 2.4, Maytag shall not sell, pledge, transfer or assign any Acquired TurboChef Common Stock, and TurboChef shall not sell, pledge, transfer or assign any Acquired Maytag Common Stock, for a period of 180 days after the date of this Agreement.

          (b) Subject to subsections (c), (e) and (f) below, (i) TurboChef may sell, pledge, transfer or assign up to 50% of the total number of shares of Acquired Maytag Common Stock at any time after the 180th day after the date of this Agreement and (ii) on and after the second anniversary of the date of this

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Agreement, TurboChef may sell, pledge, transfer or assign any shares of the
Acquired Maytag Common Stock then owned by TurboChef.

          (c) It shall be a condition to TurboChef's right to sell, pledge, transfer or assign Acquired Maytag Common Stock during the period from and after the 180th day after the date of this Agreement to the second anniversary of the date of this Agreement that the following occur:

          (i) TurboChef shall give written notice to Maytag should it desire to obtain additional financing for its business; such notice shall specify the amount and type of financing desired and the proposed uses of the proceeds thereof;

          (ii) within seven days of the receipt by Maytag of such notice, Maytag shall notify TurboChef in writing as to whether or not it desires to participate in such financing; if Maytag does not desire to so participate, TurboChef shall be entitled to sell, pledge, transfer or assign all or any portion of the Acquired Maytag Common Stock subject to subsections (e) and
     (f) below;

          (iii) If Maytag elects to participate in such financing, Maytag shall submit in writing to TurboChef its plan for such financing within seven days of such notice, including, the type of financing proposed by Maytag and the sources thereof;

          (iv) TurboChef shall advise Maytag in writing within seven days of its receipt of such plan as to whether or not such plan is acceptable to TurboChef; if TurboChef accepts such plan, Maytag and TurboChef shall each use their best efforts to consummate such financing, and TurboChef shall sell, pledge, transfer or assign no shares of the Acquired Maytag Common Stock unless such sale was part of such financing plan; and

          (v) If TurboChef rejects such plan and desires to sell, pledge, transfer or assign the Acquired Maytag Common Stock as the method of providing such financing, it shall notify Maytag in writing of such rejection and intention within seven days of its receipt of such plan and, subject to subsection (e) below and to Maytag's right of first refusal contained in subsection (f), it shall have the right to sell, pledge, transfer or assign the Acquired Maytag Common Stock.

          (d) Subject to subsections (e) and (f) below, Maytag shall have the right to sell that number of shares of the Acquired TurboChef Common Stock determined by multiplying the total number of shares of Acquired TurboChef Common Stock by a fraction, the numerator of which is the total number of shares of

Acquired Maytag Common Stock sold by TurboChef pursuant to this Section 2.6 and the denominator of which is the total number of shares of Acquired Maytag Common Stock; provided that Maytag shall limit such sales to not more than 50,000
       --------
shares of Acquired TurboChef Common Stock per month.

          (e) In no event shall any Acquired Maytag Common Stock or TurboChef Common Stock be sold, assigned or transferred by any party to this Agreement in violation of the Act or any applicable state securities or "Blue Sky" laws. Each party shall notify the other of any proposed sale, assignment or transfer and use its best efforts to arrange such sales so as not to disrupt the market for the securities being sold.

          (f) Neither TurboChef nor Maytag shall sell Acquired Maytag Common Stock or Acquired TurboChef Common Stock, as the case may be, unless it shall have first offered the same to the other party in writing for cash at the Volume Weighted Average Price per share thereof (on the New York Stock Exchange, in the case of Maytag, or on the NASDAQ National Market, in the case of TurboChef) for the two trading days prior to the date of such offer. The offeree shall have three business days to accept such offer in writing and such acceptance, if any, must be for the entire number of shares so offered. If such offer is so accepted, the offeror shall sell and transfer such shares to the offeree, and the offeree shall accept and pay for such shares, no later than the close of business on the second business day following the date of such written acceptance. If such offer is not so accepted, the offeror shall have the right to sell such shares in accordance with Section 2.5(b), (d) and (e) for a period of 30 days after which such shares shall again be subject to this subsection (f).

          Section 2.6.  Standstill.  (a)  During the period that this Agreement
                        ----------
is in effect and for a period of five (5) years after the termination thereof, neither party (the "Initiating Party") nor any of its Affiliates (as such term is defined in Rule 12h-2 of the Securities Exchange Act of 1934, as amended, the "Exchange Act") or any other person or entity with whom such party is acting in concert or shall have formed a "group" within the meaning of Section 13(d)(3) of the Exchange Act shall, directly or indirectly, (a)(x) solicit, seek or offer to effect, or effect, or (xx) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the other party, any director or officer of the other party or any stockholder of the other party, or (xxx) make any public announcement or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined, or used in Regulation 14A of the Exchange Act) with respect to, (i) any form of business combination or transaction involving the other party, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the other party, (iii) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party if the aggregate amount of the securities held by the Initiating Party, its Affiliates and/or the members of any "group" would exceed fifteen percent (15%) of the other party's issued and outstanding voting securities, (iv) any proposal to seek representation on the Board of Directors of the other party or otherwise to seek to control or influence the management, Board of Directors or policies of the other party, or (b) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for or acting as a joint bidder or co-bidder for the other party with) any third party to do any of the foregoing, unless and until the Initiating Party has received the prior written invitation or approval of a majority of the Board of Directors of such other party to do any of the foregoing.

          (b) Prior to the execution of any transaction, as described below, TurboChef shall give prompt written notice to Maytag of any decision by the Board of Directors of TurboChef (i) to sell all or substantially all of the assets of TurboChef or any of its subsidiaries, (ii) to merge or consolidate TurboChef or any of its subsidiaries with or into any third party, (iii) to approve any offer for more than 15% of its outstanding Common Stock or (iv) for any other transaction which will result in a change in control of TurboChef or its business and assets. Upon receipt of such notice at its option, Maytag shall have the right to propose such a transaction to TurboChef involving Maytag, notwithstanding the provisions of subsection (a) of this Section 2.6.

          Section 2.7.  Restriction on Trading.  The number of shares comprising
                        ----------------------
the Acquired TurboChef Common Stock is being derived in part by a formula which utilizes the Maytag VWAP and the TurboChef VWAP over a designated period of two trading days. Neither Maytag or TurboChef, nor any of their affiliates, agents or representatives on their behalf, shall purchase any Maytag Common Stock or any TurboChef Common Stock during such two day period.


                                  ARTICLE III

                          INTELLECTUAL PROPERTY RIGHTS

          Section 3.1.  Intellectual Property.  As used herein, the term
                        ---------------------
"Intellectual Property" shall include, without limitation, any and all United States and foreign patents, patent applications, any continuations, continuations-in-part, and divisionals (the "Patents"); any copyrights, whether registered or unregistered, mask works, and other copyrightable works (the "Copyrights"); any computer software applications, software systems, tools, interfaces, in any form, including object code and source code, in any media, and related documentation (the

"Software"); and any proprietary inventions, discoveries, improvements, know-how, show-how, works-in-progress, processes, designs, concepts, technologies, ideas, customer information, customer lists, marketing strategies, market research, industrial designs and any other trade secrets (collectively the "Trade Secrets").

          Section 3.2.  Pre-Existing Intellectual Property.
                        ----------------------------------
          (a) Retention of Ownership and Rights in Pre-Existing Intellectual
              --------------------------------------------------------------
Property:  Each party will retain exclusive ownership of and rights to any
--------
Intellectual Property (including any derivative works based therefrom or improvements thereon) which the respective party owned or created prior to the execution of this Agreement ("Pre-Existing Intellectual Property"). This Agreement shall not affect the exclusive ownership or rights of each party to its respective Pre-Existing Intellectual Property (whether before, during or after the term of this Agreement). Maytag shall own any market research conducted solely by Maytag or industrial design documents and prototypes done or produced solely by Maytag as part of a Project.

          (b) Limited License to Use the Other Party's Pre-Existing Intellectual
              ------------------------------------------------------------------
Property:  During the term of this Agreement, each party will be granted, for a
--------
reasonable royalty, rights to use certain Pre-Existing Intellectual Property of the other as provided in the specific Project agreements solely for the purpose of and to the extent necessary for the work contemplated by such Project, for commercial products identified or developed in the course of a Project, and subject to the terms and conditions of Article IV of this Agreement. The specific terms and conditions of each license for such Pre-Existing Intellectual Property will be as set forth in the description of the Project to which the Pre-Existing Intellectual Property is applicable or as set forth in a separate license agreement relating to a Project and applicable for the particular type of Pre-Existing Intellectual Property (whether a Patent, Trade Secret, Copyright or Software, or combination thereof, as the case may
be). However, Maytag's payment to TurboChef of $1,500,000 pursuant to the agreement for the XXXXX shall entitle Maytag access to (but not necessarily the use of) all of TurboChef's Pre-Existing Intellectual Property as Maytag shall reasonably require (including the TurboChef Technologies referred to in Section 4.1) as of the date of this Agreement; provided, however, that such access does not interfere with any agreed upon completion schedule in any Project agreement.


         Section 3.3.  Ownership of Improvements, Derivative Works, and other
                       ------------------------------------------------------
Enhancements to Pre-Existing Intellectual Property and Limited License Grant.
----------------------------------------------------------------------------

          (a)  Ownership of Enhancements.  Any improvement, modification,
               -------------------------
discovery, process, know-how, derivative work, or other enhancement ("Enhancement") based upon, or related to, a

Pre-Existing Intellectual Property that is created, invented or discovered in connection with the performance of a Project shall be owned exclusively by the owner of the Pre-Existing Intellectual Property.

          (b)  Limited License to Use.  If the other party has contributed to
               ----------------------
the development, creation or discovery of the Enhancement, and if the other party so requests, then the party that owns the Enhancement shall grant the contributing party a limited, non-exclusive, non-assignable, revocable license at a reasonable royalty rate to use such Enhancement in accordance with the terms and conditions of a license agreement to be mutually agreed upon by the parties.

          Section 3.4.  Ownership of Jointly Developed Intellectual Property.
                        ----------------------------------------------------
Any Intellectual Property which are not Enhancements and which are created, developed, discovered, or invented jointly by the parties during the term of this Agreement or in connection with a particular Project shall be jointly owned; provided, however, it shall be the responsibility of Maytag to identify those creations, developments, discoveries, or inventions which it considers jointly created, developed, discovered or invented by the parties hereto, otherwise sole ownership thereof shall accrue to TurboChef.

          Section 3.5.  Prosecution of Patent Applications Or Other Protection
                        ------------------------------------------------------
For Jointly-Owned Intellectual Property.  If the
---------------------------------------
parties mutually agree to file and prosecute a patent application, or to seek other forms of protection as applicable, in the U.S. or elsewhere for a jointly owned Intellectual Property, the parties will share equally in the expense incurred in connection with the filing and prosecution of such patent applications or other protection. The parties will reasonably cooperate and execute all documents reasonably required to file and prosecute such patent applications or to obtain such other protection.

          If one party elects not to file and prosecute a patent application or obtain such other applicable protection ("the Non-Electing Party") for a potential jointly owned Intellectual Property, the other party ("the Electing Party") may do so at its expense. The Non-Electing Party will reasonably cooperate with the Electing Party and will execute all documents reasonably required to file and prosecute such patent applications or obtain such other protection. In such event, the Intellectual Property shall become the property of the Electing Party.

          Section 3.6.  Prosecution of Patent Applications or Other Protection
                        ------------------------------------------------------
for Exclusively-Owned Enhancements.  Each party will reasonably cooperate and
----------------------------------
execute all documents reasonably required to assist the party who owns an Enhancement to file and prosecute a patent application or obtain other protection for such Enhancement.

          Section 3.7.  Employee Matters.  Each party will take reasonable
                        ----------------
efforts to secure and protect its ownership in and rights to all work product, including any inventions, Software, Copyrights, Patents, patent rights, and Trade Secrets which its employees or agents who are assigned to a Project have developed or created, or have participated in the development or creation, including by entering into appropriate written work made-for-hire, and confidentiality agreements, and assignments of rights in inventions and work product, with each employee assigned to a Project.

          Section 3.8  Termination of Agreement.  In the event that this
                       ------------------------
Agreement is terminated, all rights, including the licenses to Pre-Existing Intellectual Property and the Enhancements, under this Article III shall cease, unless otherwise provided in a separate agreement relating to a Project.

                                  ARTICLE IV

                                CONFIDENTIALITY

          Section 4.1.  Confidential Information.  Information communicated by
                        ------------------------
one party (the "Disclosing Party") to the other (the "Receiving Party") pursuant to this Agreement or in connection with a Project which the Disclosing Party considers confidential shall, when communicated in documentary form or on computer tape or disc or transmitted electronically, be marked, or designated, as "Confidential." In the event information is communicated orally or by transfer of non-documentary materials, the confidential nature of such information shall be confirmed to the Receiving Party in writing within twenty days after such disclosure. "Confidential Information" shall mean any and all information in any form with respect to the Disclosing Party's technical or business matters which are designated by the Disclosing Party as "Confidential" in the manner set forth above. Notwithstanding the provisions of this paragraph, as to those subjects within TurboChef Technology, it is agreed that all disclosure of information with respect to said subjects shall be considered "Confidential Information," regardless of the form in which it is communicated and whether marked "confidential" or not, unless otherwise indicated in writing by the Disclosing Party.

          Section 4.2.  Maintenance of Confidentiality.  During the term of this
                        ------------------------------
Agreement and for a period of five years thereafter the Receiving Party shall maintain all Confidential Information of the Disclosing Party in strict confidence, shall not publish, disseminate, disclose or otherwise make such Confidential Information available to any third party, and shall not use such Confidential Information for any purpose other than for the benefit of the Disclosing Party in a manner approved by the Disclosing Party; provided that, as to documentation containing Confidential Information which is designated by a party as "Super Confidential," the obligations of this Section

4.2 shall remain in force beyond the period specified in this Section 4.2 for so long as such information remains confidential. The Receiving Party agrees to limit the dissemination of, and access to, the Confidential Information to employees of the Receiving Party (together with its legal advisors) who have a "need to know" such information, provided that such employees shall have entered into appropriate confidentiality relationships with the Receiving Party so as to ensure that the Receiving Party has the legal right to implement the terms and conditions of this Confidentiality Agreement.

          Section 4.3.  Exceptions.  Notwithstanding Section 4.2, the
                        ----------
obligations of confidentiality and non-use on the part of the Receiving Party shall not apply to information which:

               (a) the Receiving Party can establish was publicly known or was known to the Receiving Party at the time of disclosure;

               (b) become publicly known subsequent to the time of disclosure, provided that such public knowledge is not the result of disclosure of Confidential Information by the Receiving Party;

               (c) is approved for release by prior written authorization of the Disclosing Party; or

               (d) is required to be disclosed by applicable law, regulation or legal process (whether by subpoena, civil investigative demand, or other similar process), provided that if the Receiving Party is so required to disclose any of the Confidential Information the Receiving Party will provide the Disclosing Party with prompt notice of any such request of which the Receiving Party has knowledge so that the Disclosing Party may seek a protective order or other appropriate remedy or waive the Receiving Party's compliance with the provisions of this Confidentiality Agreement, as appropriate. Regardless of whether the Disclosing Party waives compliance with the terms hereof, or whether a protective order or other appropriate remedy is obtained, the Receiving Party will furnish only that portion of the Confidential Information which is required to be disclosed by such applicable law, regulation or legal process.

          Section 4.4.  Remedies.  The parties acknowledge and agree that a
                        --------
breach of this Article IV by either of them would cause irreparable damage to the non-breaching party, that such damage would be difficult to measure, and that such damage may not be adequately compensated by monetary damages. Consequently, the parties agree that each shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the provisions of this Article IV, in addition to all remedies available to the parties at law or in equity.

          Section 4.5.  Other Agreements.  The parties recognize that other
                        ----------------
agreements between them on various subjects related to a Project may contain confidentiality provisions. Nothing herein shall affect each party's obligation to fully perform any such provisions.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          Section 5.1.  Representations by Maytag.  Maytag represents and
                        -------------------------
warrants, as of the date of execution of this Agreement and of each Project agreement (except with respect to Section 5.1(f) and except as may be otherwise provided in such Project agreement), that:

               (a) Maytag has full corporate right, power and authority to enter into this Agreement and perform its obligations hereunder;

               (b) The execution, delivery and performance by Maytag of this Agreement do not (i) contravene or constitute a default under any contractual restriction binding on or affecting Maytag or any of its properties or certificate of incorporation or by-laws or (ii) to the best of Maytag's knowledge, require any consent, permit or approval of any U.S. governmental agency or authority;

               (c) This Agreement has been duly executed and delivered by Maytag and is a legal, valid and binding obligation of Maytag enforceable against it in accordance with its terms;

               (d) To the best of Maytag's knowledge, there are no claims, judgments or settlements binding on Maytag or any of its affiliates, or pending or threatened claims or litigation against Maytag or any of its affiliates, which would prevent or impede its performance under this Agreement;

               (e) To the best of Maytag's knowledge, the execution, delivery and performance by Maytag of this Agreement do not violate any intellectual property rights of any other parties; and

               (f) Maytag is acquiring the Acquired TurboChef Common Stock for its own account, for investment and not with a view to the distribution thereof within the meaning of the Act.

          Section 5.2.  Representations by TurboChef.  TurboChef represents and
                        ----------------------------
warrants, as of the date of execution of this Agreement and of each Project Agreement (except as otherwise provided therein), that:

               (a) TurboChef has full corporate right, power and authority to enter into this Agreement and perform its obligations hereunder;

               (b) The execution, delivery and performance by TurboChef of this Agreement do not (i) contravene or constitute a default under any contractual restriction binding on or affecting TurboChef or any of its properties or under TurboChef's certificate of incorporation or by-laws or (ii) to the best of TurboChef's knowledge, require any consent, permit or approval of any U.S. governmental agency or authority;

               (c) This Agreement has been duly executed and delivered by TurboChef and is a legal, valid and binding obligation of TurboChef enforceable against it in accordance with its terms;

               (d) To the best of TurboChef's knowledge, there are no claims, judgments or settlements binding on TurboChef or any of its affiliates, or pending or threatened claims or litigation against TurboChef or any of its affiliates, which would prevent or impede its performance under this Agreement;

               (e) To the best of the TurboChef's knowledge, the execution, delivery and performance by TurboChef of this Agreement do not violate any intellectual property rights of any other parties; and

               (f) The shares of Acquired TurboChef Common Stock issued pursuant to Section 2.1 have been duly authorized and are validly issued, fully paid and nonassessable.

                                  ARTICLE VI

                                 MISCELLANEOUS

          Section 6.1.  Entire Agreement; Assignment.  This Agreement (a)
                        ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that either party may assign its rights and obligations to
--------  -------
any wholly owned subsidiary, but no such assignment shall relieve the party of its obligations hereunder.

          Section 6.2  Notices.  All notices, requests, claims, demands and
                       -------
other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopies (which is confirmed by the recipient) or sent to registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

          If to TurboChef, to:

          TurboChef, Inc.
          10500 Metric Drive
          Suite 128
          Dallas, Texas 75243
          Attention: Philip R. McKee
          Telecopy No.: 214-340-8477



          If to Maytag, to:

          Maytag Corporation
          403 West Fourth Street North
          P.O. Box 39
          Newton, Iowa 50208
          Attention: General Counsel
          Telecopy No.:  515-791-8102


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          Section 6.3.  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the substantive laws of the State of Iowa, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          Section 6.4.  Publicity.  Except as otherwise required by law or in
                        ---------
accordance with good faith advice by legal counsel, for so long as this Agreement is in effect, neither TurboChef or Maytag shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the express prior written approval of the other parties. Without the prior written consent of Maytag, or TurboChef, as the case may be, the other party shall not use the name "Maytag" or "TurboChef" or any confusingly similar variations thereof, in any marketing materials, product descriptions, point-of-purchase materials, or annual or periodic reports, or otherwise. Such approval and consent, if granted, will be on a timely basis and will not be unreasonably withheld.

          Section 6.5.  Dispute Resolution.  Except as otherwise provided
                        ------------------
herein, any and all claims or controversies relating to this Agreement shall be finally resolved by arbitration. Any of the parties to such claim or controversy shall have the right to submit the same to arbitration by delivery of a written dated notice (the "Arbitration Notice") for arbitration delivered to the other party to such claim or controversy. Upon receipt of such Arbitration Notice, the parties shall have ten days to agree on a single arbitrator. If no such agreement is reached during such ten day period, each party shall have 10 additional days to appoint one neutral and impartial individual to serve on the arbitration panel. Within ten days after such two arbitrators are selected, a third arbitrator who shall preside shall be appointed by the two so selected. Any vacancy which is not filled within ten days by the parties shall be filled with a neutral and impartial individual by the American Arbitration Association.

          Following designation and appointment of the three arbitrators to serve on the arbitration panel, the parties to such claim or controversy shall undertake in good faith informal efforts to mediate and negotiate to resolve such claim or controversy. If a negotiated solution cannot be achieved within fifteen days after the date such arbitration panel is constituted, then unless the parties to such claim or controversy agree otherwise to a reasonable extension of time in order to negotiate to resolve such claim or controversy, the arbitration proceeding shall commence.

          The Arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") subject to the following modifications:

          (a) discovery shall be permitted under the same standards provided for in the Federal Rules of Civil Procedure;

          (b) the members of the arbitration panel shall interpret and apply the provisions of this Agreement;

          (c) the arbitration panel shall determine and award costs between the parties to the arbitration proceedings;

          (d) the proceedings will be held in Dallas, Texas, unless the parties otherwise agree in writing;

          (e) to the extent permissible under applicable law, the decisions and award of the arbitrators shall be final and conclusive, and may be enforced in any court having prior jurisdiction; and

          (f) it is not intended by the parties that the arbitrators shall be required to be members of the AAA's Panel of Commercial Arbitrators or that the arbitration be subject to the auspices of the AAA or subject to AAA administration.

          Section 6.6.  Independent Contractor.  Each party hereto is, and at
                        ----------------------
all times will remain, an independent contractor and will not represent itself to be the agent, joint venturer, or partner of the other party hereto or to be related to such other party. No representations will be made or acts done by either party which would establish any apparent relationship of agency, joint venture, or partnership.

          Section 6.7.  Descriptive Headings.  The descriptive headings herein
                        --------------------
are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 6.8.  Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      TURBOCHEF, INC.

                                      By: /s/Philip R. McKee
                                         ------------------------------------
                                         Name:  Philip R. McKee
                                         Title: President, CEO



                                      MAYTAG CORPORATION



                                      By: /s/John M. Dupuy
                                         ------------------------------------
                                         Name:  John M. Dupuy
                                         Title: VP Strategic Planning